Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Post Effective Amendment No. 1 to Form S-1 (333-112555) on Form S-3 of our report dated August 26, 2004, which appears on page 19 of the annual report on Form 10-K of DynTek, Inc. for the year ended June 30, 2004 and to the reference to our Firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                Marcum & Kliegman LLP

New York, New York
October 22, 2004